UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 3, 2009
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 3, 2009, Board of Directors adopted (a) amendments to the charters of the Audit Committee and the Compensation and Development Committee to clarify their roles in assisting the Board in overseeing the corporation’s risk assessment and risk management processes and programs (including risk-taking incentives arising from compensation programs and practices) and (b) amendments to the charter of the Nominating and Corporate Governance Committee to clarify its role in recommending any changes in the leadership structure of the corporation and its committees and the disclosures to be included in the corporation’s proxy materials regarding candidates for election to the Board. The Board also adopted revisions to the corporation’s Corporate Governance Guidelines and its Director Selection Criteria. The revised committee charters and the revised Corporate Governance Guidelines were promptly posted on the corporation’s website, www.sensient-tech.com. The charters are included as Sections 3.14, 3.15 and 3.17 of the corporation’s bylaws, and the Amended and Restated Bylaws, including the revised charters, are filed as an exhibit to this Form 8-K.
ITEM 9.01. Exhibits

Exhibit 3.2	Amended and Restated Bylaws (including committee charters).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
	By:	/s/ Douglas S. Pepper
		Name:	Douglas S. Pepper
Date: December 10, 2009		Title:	Vice President, Administration

EXHIBIT INDEX

Exhibit 3.2	Amended and Restated Bylaws (including committee charters).